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                                                                       EXHIBIT 5



                                                  March 25, 1998

American Banknote Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

                  We have acted as counsel to American Banknote Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (the "Subsidiary Guarantors"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $95,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2007, Series B (the "New Notes") of the Company and the Subsidiary Guarantors' guarantees thereof.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture, dated as of December 12, 1997 by and among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"), pursuant to which the New Notes and the Subsidiary Guarantors' guarantees thereof will be issued (the "Indenture"), the form of New Note and the Subsidiary Guarantors' guarantees thereof included as Exhibits 4.3 and 4.4 to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to
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American Banknote Corporation
March 25, 1998
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all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. With respect to paragraph 2, we have also assumed as to Horsham Holding Company, Inc. ("Horsham"), a Pennsylvania corporation and a Subsidiary Guarantor, (i) its due incorporation and valid existence, (ii) that Horsham has the requisite corporate power and authority to execute the Indenture and its guarantee of the New Notes and (iii) the due authorization, execution and delivery by Horsham of the Indenture and its guarantee of the New Notes. The opinions set forth below are also based on the assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the Trustee.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The New Notes are duly authorized, and when duly executed on behalf of the Company, authenticated by the Trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to the qualification that (i) the waiver of rights under any usury laws contained in the Indenture may be unenforceable and (ii) we express no opinion as to the effect on the New Notes of the laws of any jurisdiction other than the State of New York and the federal laws of the United States, including laws which limit the rates of interest legally chargeable or collectible.

                  2. The guarantee of the New Notes by each of the Subsidiary Guarantors (other than Horsham, as to which we express no opinion) are duly authorized, and when duly executed on behalf of each of the Subsidiary Guarantors, and, when the New Notes have been duly executed on behalf of the Company, authenticated
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American Banknote Corporation
March 25, 1998
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by the Trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute legal and binding obligations of each of the Subsidiary Guarantors, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to the qualification that (i) the waiver of rights under any usury laws contained in the Indenture may be unenforceable and (ii) we express no opinion as to the effect on the Subsidiary Guarantors' guarantees of the New Notes of the laws of any jurisdiction other than the State of New York and the federal laws of the United States, including laws which limit the rates of interest legally chargeable or collectible.

                  The opinions herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus.


                                                  Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP